UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2008

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2008, Eric Fiedler (age 41) and Yvan Legris (age 45) will become Co-Presidents of Hewitt’s Consulting segment. Both will report directly to Hewitt’s Chairman and Chief Executive Officer, Russ Fradin. As part of this transition, Perry O. Brandorff, formerly President of Hewitt’s Consulting segment, will be leaving the Company. Russ Fradin will serve as acting President of the Consulting segment until October 1, 2008.

Mr. Fiedler has served as Hewitt’s Managing Director - Greater China from March 2000 to March 2005 and as Managing Director - Asia Pacific from April 2005 to the present.

Mr. Legris joined Hewitt as the leader of its Client Development Group in the United Kingdom in 2001 and served in that role until April 2005. From April 2005 to the present he served as Hewitt’s Managing Director in the United Kingdom.

The compensation arrangements for Messrs. Fiedler and Legris have not yet been determined. Hewitt will file an amendment to this Report when such arrangements have been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Russell P. Fradin
Russell P. Fradin, Chief Executive Officer

Date: July 28, 2008